CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238160, 333-219833, 333-188151, 333-166342, 333-142581, and 333-84374 on Form S-8 of our reports dated February 25, 2021, relating to the financial statements of Tennant Company and the effectiveness of Tennant Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/Deloitte & Touche LLP

Minneapolis, Minnesota

February 25, 2021